Exhibit 14.1

CONSENT OF INDEPENDENT AUDITOR

We agree to the inclusion in this Form 1-A, of our report, dated April 14, 2016, on the financial statements of POMM Inc., for the year ended December 31, 2015.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A member firm of Deloitte Touche Tohmatsu

May 18, 2016

CONSENT OF INDEPENDENT AUDITOR

We agree to the inclusion in this Form 1-A, of our report, dated April 14, 2016, on the financial statements of OS New Horizon — Personal Computing Solutions Ltd., for the years ended December 31, 2015 and December 31, 2014.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A member firm of Deloitte Touche Tohmatsu

May 18, 2016

CONSENT OF INDEPENDENT AUDITOR

We agree to the inclusion in this Form 1-A, of our report, dated January 25, 2016, on the financial statements of OS New Horizon — Personal Computing Solutions Ltd., for the years ended December 31, 2014 and December 31, 2013.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A member firm of Deloitte Touche Tohmatsu

May 18, 2016